Exhibit 99.5

VIACOM INC.

Offer to Exchange

2.575 Shares of Class A Common Stock

and

2.575 Shares of Class B Common Stock of

BLOCKBUSTER INC.,

which are owned by Viacom Inc.

for

Each Outstanding Share of Class A Common Stock or Class B Common Stock

of

VIACOM INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 5, 2004, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

September 8, 2004

To Our Clients:

Enclosed for your consideration are the Prospectus-Offer to Exchange, dated September 8, 2004 (the “Prospectus-Offer to Exchange”), the Letter of Transmittal and the Instruction Booklet to the Letter of Transmittal, which, together with any amendments and supplements thereto, collectively constitute the offer by Viacom Inc., a Delaware corporation (“Viacom”), to exchange 2.575 shares of Blockbuster Inc., a Delaware corporation (“Blockbuster”), class A common stock, par value $0.01 per share (“Blockbuster class A common stock”), and 2.575 shares of Blockbuster class B common stock, par value $0.01 per share (“Blockbuster class B common stock”), owned by Viacom for each outstanding share of Viacom class A common stock, par value $0.01 per share (“Viacom class A common stock”), or Viacom class B common stock, par value $0.01 per share (“Viacom class B common stock”), up to an aggregate of 27,961,165 shares of Viacom class A and class B common stock.

We are the holder of record (directly or indirectly) of shares of Viacom class A or class B common stock held for your account. As such, a tender of such shares of Viacom class A or class B common stock can be made only by us as the holder of record and only pursuant to your instructions. We are furnishing to you the enclosed Letter of Transmittal for your information only and such Letter of Transmittal cannot be used by you to tender shares of Viacom class A or class B common stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of Viacom class A or class B common stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus-Offer to Exchange and the related Letter of Transmittal.

We direct your attention to the following:

1. Viacom is offering to exchange 2.575 shares of Blockbuster class A common stock and 2.575 shares of Blockbuster class B common stock for each outstanding share of Viacom class A or class B common stock validly tendered and not properly withdrawn prior to the expiration of the exchange offer, up to an aggregate of 27,961,165 shares of Viacom class A and class B common stock.

2. Viacom’s obligation to accept shares of Viacom class A or class B common stock tendered in the exchange offer is subject to certain conditions specified in the Prospectus-Offer to Exchange, including, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the exchange offer at least 16,776,699 shares of Viacom class A and class B common stock, which represent about 1.0% of the outstanding shares of Viacom class A and class B common stock as of September 7, 2004, and is enough to ensure that at least 60% of the shares of Blockbuster class A and class B common stock owned by Viacom are exchanged pursuant to the exchange offer. The exchange offer is subject to various other conditions set forth in the Prospectus-Offer to Exchange, which you should review in detail.

3. Tendering stockholders who fail to complete and sign the Substitute form W-9 may be subject to a required federal backup withholding tax of 28.0% of the gross cash proceeds payable to such stockholder or other payee pursuant to the exchange offer.

4. Viacom will pay or cause to be paid all stock transfer taxes, if any, payable as a result of the transfer to it of any shares of Viacom class A or class B common stock tendered, and the transfer to tendering stockholders of shares of Blockbuster class A and class B common stock tendered pursuant to the exchange offer, except as otherwise provided in Instruction 7 of the Instruction Booklet to the Letter of Transmittal.

The exchange offer is made solely by means of the Prospectus-Offer to Exchange, the Letter of Transmittal, the Instruction Booklet to the Letter of Transmittal and any supplements and amendments thereto. Viacom is not aware of any jurisdiction where the making of the exchange offer or its acceptance would not be legal. If Viacom becomes aware of any jurisdiction where making the exchange offer or its acceptance would not be permitted, Viacom intends to make a good faith effort to comply with the relevant law. If, after such good faith effort, Viacom cannot comply with such law, Viacom will determine whether the exchange offer will be made to and whether tenders will be accepted from or on behalf of persons who are holders of shares of Viacom class A or class B common stock residing in the jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer will be deemed to be made on behalf of Viacom by Bear, Stearns & Co. Inc. and Goldman, Sachs & Co., the co-dealer managers for the exchange offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

If you wish to have us tender any or all of your shares of Viacom class A or class B common stock, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instruction form to us is enclosed. If you authorize us to tender your shares of Viacom class A or class B common stock, we will tender all of your shares of Viacom class A or class B common stock unless otherwise specified on the reverse side of this letter. Please forward your instructions to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the exchange offer.

The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on October 5, 2004, unless extended.

Instructions with Respect

to

VIACOM INC.

Offer to Exchange

2.575 Shares of Class A Common Stock

and

2.575 Shares of Class B Common Stock of

BLOCKBUSTER INC.,

which are owned by Viacom Inc.

for

Each Outstanding Share of Class A Common Stock or Class B Common Stock

of

VIACOM INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus—Offer to Exchange, dated September 8, 2004 (the “Prospectus—Offer to Exchange”), the Letter of Transmittal and the Instruction Booklet to the Letter of Transmittal in connection with the offer by Viacom Inc., a Delaware corporation (“Viacom”), to exchange 2.575 shares of Blockbuster Inc., a Delaware corporation (“Blockbuster”), class A common stock, par value $0.01 per share, and 2.575 shares of Blockbuster class B common stock, par value $0.01 per share, owned by Viacom for each outstanding share of Viacom class A common stock, par value $0.01 per share (“Viacom class A common stock”), or Viacom class B common stock, par value $0.01 per share (“Viacom class B common stock”), up to an aggregate of 27,961,165 shares of Viacom class A and class B common stock.

This will instruct you to tender the number of shares of Viacom class A and class B common stock indicated below (or if no number is indicated below, all shares of Viacom class A and class B common stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus—Offer to Exchange, the Letter of Transmittal and the Instruction Booklet to the Letter of Transmittal.

Account Number:

                                                 Shares of Viacom class A

common stock to be tendered

                                                 Shares of Viacom class B

common stock to be tendered

ODD-LOTS

☐        By checking this box, I represent that I own beneficially and of record less than 100 shares of Viacom class A common stock and am tendering all my shares of Viacom class A common stock.

☐        By checking this box, I represent that I own beneficially and of record less than 100 shares of Viacom class B common stock and am tendering all my shares of Viacom class B common stock.

Dated:

SIGN HERE Signature(s) Please type or print your name(s) here Please type or print address Area Code and Telephone Number Tax Identification or Social Security Number(s)

* Unless otherwise indicated, it will be assumed that all shares of Viacom class A and class B common stock held by us for your account are to be tendered.

PLEASE RETURN THIS FORM TO THE

BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE

EXCHANGE AGENT, INFORMATION AGENT, VIACOM OR BLOCKBUSTER

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